UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2018

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-37503	27-0223495
(Commission File Number)	(I.R.S. Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 884-3737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 17, 2018, B. Riley Financial, Inc. (the “Company” or “B. Riley”) entered into certain agreements pursuant to which B. Riley has, among other things, agreed to provide certain debt and equity funding and other support in connection with the acquisition (the “Acquisition”) by Vintage Rodeo Parent, LLC, a Delaware limited liability company (the “Parent”) of Rent-A-Center, Inc., a Delaware company (“Rent-A-Center”). Parent has agreed to acquire Rent-A-Center pursuant to an Agreement and Plan of Merger, dated as of June 17, 2018, by and among the Parent, Vintage Rodeo Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Merger Sub” or the “Borrower”), and Rent-A-Center (the “Merger Agreement”). Pursuant to the Merger Agreement, following satisfaction or waiver of the terms and conditions set forth therein, at the closing (the “Merger Closing”) the Merger Sub will merge with and into Rent-A-Center, whereby Rent-A-Center will be the surviving corporation and become a wholly-owned subsidiary of Parent. B. Riley is not a party to the Merger Agreement. Under the terms of the Merger Agreement, if the Merger Closing does not occur within six months of the date of the Merger Agreement, Rent-A-Center or the Parent may terminate the Merger Agreement; provided, however that each of Rent-A-Center and the Parent have the right to extend the term of the Merger Agreement for two additional three month periods (for a total term of up to one year), provided that certain conditions set forth in the Merger Agreement are met. Closing of the Merger is conditioned on customary conditions to closing including obtaining all required governmental approvals and clearances and Rent-A-Center obtaining a stockholder vote approving the Merger.

Agreements entered into by B. Riley include the Debt Commitment Letter, the Equity Commitment Letter, the Subscription Agreement, the Limited Guarantee, and the Mutual Indemnification Agreement, all as defined below. The proceeds of the Term Loan Facility and the Equity Contribution, all described below, will be used to fund and pay a portion of the costs of the Acquisition and related transactions.

The descriptions of the agreements set forth below do not purport to be complete and are qualified in their entirety by reference to such documents themselves, copies of which are attached to this report and are incorporated herein in their entirety by reference.

The Debt Commitment Letter

Pursuant to the terms of a Debt Commitment Letter, dated as of June 17, 2018 (the “Debt Commitment Letter”), by and among B. Riley, the Parent and Guggenheim Corporate Funding, LLC (“Guggenheim”), B. Riley and Guggenheim, subject to the satisfaction or waiver of the terms and conditions of the Debt Commitment Letter, have agreed to provide to the Borrower concurrently with the Merger Closing (such date to be referred to as the “Closing Date”) a senior secured Term Loan Facility in the aggregate principal amount of $800 million consisting of (i) a $400.0 million in aggregate principal first out term loan to be provided by Guggenheim (the “First Out Term Loan”) and (ii) a $250.0 million in aggregate principal second out term loan (the “Second Out Term Loan”) and a $150.0 million last out term loan in aggregate principal third out loan (the “Last Out Term Loan”) to be provided by B. Riley. Additionally, GACP Finance Co., LLC, a subsidiary of B. Riley, has agreed to provide the Borrower with a $275.0 million term loan secured by a first priority lien on certain specified leasing contracts and related collateral (the “GACP Collateral”). Pursuant to the terms of the Debt Commitment Letter, B. Riley and Guggenheim have agreed to act as joint lead arrangers and joint bookrunners for the Term Loan Facility. Additionally, the Debt Commitment Letter provides that Guggenheim will act as administrative agent and B. Riley will act as Collateral Agent for the Term Loan Facility.

B. Riley and Guggenheim are also permitted to syndicate all of a portion of their commitments for the Term Loan Facility to a group of banks, financial institutions, institutional lenders and other entities and investors identified by B. Riley and Guggenheim in consultation with the Borrower, excluding certain disqualified institutions identified in the Debt Commitment Letter.

Borrowings under the Term Loan Facility will bear interest, at the Borrower’s election, at a rate per annum equal to the Alternate Base Rate (as defined in the Debt Commitment Letter) plus an applicable margin or (b) the Eurodollar Rate (as defined in the Debt Commitment Letter) plus an applicable margin. All borrowings under the Term Loan Facilities will be made in a single drawing on the Closing Date. Repayments and prepayments of the Term Loan Facilities may not be reborrowed. Regularly scheduled principal payments will be required on the Term Loan Facilities in quarterly installments, as set forth in the Debt Commitment Letter. All such payments shall be applied first, to the First Out Term Loan until paid in full; second, to the Second Out Term Loan until paid in full; and third, to the Last Out Term Loan until paid in full. The First Out Term Loan will mature four years after the Closing Date, while the Second Out Term Loan and the Last Out Term Loan will mature five years after the Closing Date.

As contemplated by the Debt Commitment Letter, the Borrower will be allowed to make certain prepayments as follows: (i) at any time, in the case of the First Out Term Loan (without penalty or premium of any kind); and (ii) at any time from and after the first anniversary of the Closing Date, in the case of the Second Out Term Loan and the Last Out Term Loan (subject to certain prepayment penalties). Such prepayments shall be applied first, to the outstanding First Out Term Loan until paid in full, second, to the outstanding Second Out Loan until paid in full; and third, to the outstanding Last Out Term Loan until paid in full. The Debt Commitment Letter also contemplates that Borrower must also make certain mandatory prepayments from excess cash flow” and from net cash proceeds received by the Parent or any of its subsidiaries from, among other things, specified equity contributions and certain debt issuances, dispositions, casualty or condemnation events, subject to certain limitations and exemptions, and, in the case of the First Out Term Loan, also by an amount necessary to cause the borrowing base to be not less than 60.0% of the outstanding principal amount of the First Out Term Loan.

The obligations of the Borrower under the Term Loan Facility will be guaranteed on a senior secured first lien (or with respect to ABL Priority Collateral, as defined below, on a second lien), basis by the Parent and all of the Borrower’s direct and indirect wholly-owned domestic subsidiaries, other than certain excluded subsidiaries (collectively, the “Guarantors”). The obligations of the Borrower and the Guarantors are to be secured by the “Collateral,” which consists of (i) all of the equity interests of the Borrower and the domestic Guarantors (other than the Parent), and all of the equity interests of substantially all of the subsidiaries of the Borrowers and Guarantors, which pledge will be limited to 65% of the voting equity interests of foreign Guarantors and 100% of the non-voting equity interests of such entities and (ii) interests in substantially all other tangible and intangible property of the Borrower and the Guarantors (other than the GACP Collateral), in each case subject to permitted liens. The security interests for the benefit of the Borrowers and the Guarantors under the Term Loan Facilities in (i) all present and after-acquired inventory and accounts receivable of the Borrower and the Guarantors constituting Collateral, with certain exceptions set forth in the Debt Commitment Letter and certain customary related assets constituting Collateral (collectively, the “ABL Priority Collateral”) shall be a second-priority continuing security interest, subject to the first-priority security interests therein for the benefit of the lenders under the Parent’s permitted ABL Facility and permitted liens to be mutually agreed and (ii) in all other Collateral (the “Term Loan Priority Collateral”) shall be a first-priority continuing security interest (subject only to permitted liens to be mutually agreed upon).

The Term Loan Documentation will contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including the requirement that the Parent and its subsidiaries maintain certain financial ratios.

The commitments of B. Riley and Guggenheim under the Debt Commitment Letter are conditioned on the accuracy of certain representations and warranties of the Parent in the Merger Agreement, as well as certain other specified representations of the Borrower that are customary for a loan facility of this type, including no Rent-A-Center material adverse effect (as “Company Material Adverse Effect” is defined in the Merger Agreement).

B. Riley’s obligations under the Debt Commitment Letter will terminate in the event that any claim is brought by Rent-A-Center or any of its affiliates with respect to the Limited Guarantee, as defined below.

Equity Commitment Letter and Subscription Agreement

B. Riley entered into an Equity Commitment Letter, dated as of June 27, 2018 (the “Equity Commitment Letter”), with Vintage Rodeo, L.P. (the “Partnership”) and Parent, pursuant to which B. Riley, subject to the terms and conditions of the Equity Commitment Letter, has agreed to contribute to the Partnership, at or prior to the Merger Closing, an amount of up to $429 million (the “B. Riley Equity Commitment”), which will then be contributed by the Partnership to the Parent as a portion of the Partnership Cash Commitment (as defined below). Additionally, pursuant to the terms of the Equity Commitment Letter, the Partnership has agreed, subject to the terms and conditions of the Equity Commitment Letter, to contribute to the Parent, at or prior to the Merger Closing, an amount of up to $610 million (the “Partnership Cash Commitment”) and all of the issued and outstanding equity interests of Buddy’s Newco, LLC, a Delaware limited liability company (“Buddy’s”) (the “Buddy’s Commitment”, and when used collectively with the Cash Commitment, the “Partnership Equity Commitment” and together with the B. Riley Equity Commitment, the “Equity Commitments”). The amount of the cash Equity Commitments may be reduced by Parent in an amount specified by Parent solely to the extent it will be possible, notwithstanding such reduction, for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof. Further, Parent shall not be permitted to reduce the cash Equity Commitments if such reduction would adversely impact, or would reasonably be expected to result a failure of, the Debt Financing. Any reduction in the cash Equity Commitments by Parent will reduce the B. Riley Equity Commitment and the Partnership Cash Commitment on a pro rata basis.

Rent-A-Center is a third party beneficiary of the Equity Commitment Letter and Rent-A-Center and Parent are entitled to specifically enforce the Equity Commitment Letter; provided, however, that B. Riley’s obligations under the Equity Commitment Letter will terminate in the event that any claim is brought by Rent-A-Center or any of its affiliates with respect to the Limited Guarantee, as defined below. B. Riley also entered into a corresponding Subscription Agreement, and Side Letter Agreement, each dated as of June 17, 2018 (collectively, the “Subscription Agreement”) with the Partnership to allocate the B. Riley Equity Commitment to cash subscriptions of limited partnership interest, to be made by B. Riley on or before the Merger Closing, for (i) $315 million of common limited partnership interests of the Partnership (the “Common Limited Partnership Interests”) and (ii) $114 million of 13% PIK preferred limited partnership interests of the Partnership (the “Preferred Partnership Interests”) ..

The B. Riley Equity Commitment and associated subscriptions may be reduced by additional equity contributions that are received by the Partnership prior to the Merger Closing from other qualifying investors reasonably acceptable to the Partnership. B. Riley may also assign all or a portion of such commitments to its affiliates and controlled funds, as provided in the Subscription Agreement.

Limited Guarantee and Mutual Indemnity Agreement

                Limited Guarantee. B. Riley and Vintage RTO, L.P. (“Vintage Merger Guarantor”) entered into a Limited Guarantee dated as of June 17, 2018 (the “Limited Guarantee”), in favor of Rent-A-Center, pursuant to which B. Riley and Vintage Merger Guarantor (together, the “Merger Guarantors”) agreed to guarantee, jointly and severally, to Rent-A-Center the due and punctual payment, performance and discharge when required by Parent or the Merger Sub to Rent-A-Center of all of the liabilities and obligations of Parent or Merger Sub under the Merger Agreement when required to be paid by Parent or Merger Sub pursuant to and in accordance with the Merger Agreement, including without limitation (i) termination fees due to Rent-A-Center if Merger Agreement is terminated in the amount of $126,500,000, including if the Merger Agreement is terminated (A) by Rent-A-Center due to Parent and Merger Sub failing to consummate the Merger after all closing conditions are satisfied, (B) by either party at the End Date and any applicable waiting period under the Hart Scott Rodino Act of 1976 shall not have expired or been earlier terminated or all consents under any antitrust laws shall not have been obtained, (C) by either party due to a final, unappealable legal restraint that relates to an antitrust law as a result of a proceeding brought by a governmental entity, or (D) by Rent-A-Center due to Parent or Merger Sub breaching their representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; and (ii) all of the liabilities of the Parent or the Merger Sub pursuant to the Merger Agreement (including reimbursement and indemnification obligations) when required to be paid by Parent or Merger Sub pursuant to the Merger Agreement (collectively, the “Guarantee Obligations”), provided, that in no event shall the aggregate liability of the Guarantors under the Limited Guarantee exceed $128,500,000. The Merger Guarantors also waived defenses arising out of certain events set forth in the Limited Guarantee.

Mutual Indemnity/Contribution Agreement. B. Riley, Vintage RTO, L.P. and Samjor Family, LP (together with Vintage RTO, L.P., the “Vintage Guarantors”) entered into a Mutual Indemnity/Contribution Agreement, dated as of June 17, 2018 (the “Mutual Indemnity Agreement”), pursuant to which the Vintage Guarantors made certain arrangements among themselves in connection with their potential obligations under the Limited Guarantee. Under the Mutual Indemnity Agreement, (i) B. Riley has agreed to indemnify and hold harmless the Vintage Guarantors and their affiliates from damages and liabilities arising out of Guarantee Obligations caused by a default in funding by B. Riley or its affiliates, including in connection with the Debt Commitment Letter, and the Subscription Agreement and (ii) the Vintage Guarantors agreed, jointly and severally, to indemnify and hold harmless B. Riley and its affiliates from damages and liabilities arising out of all other Guarantee Obligations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 18, 2018, the Company issued a press release announcing, among other things, the execution of the above referenced agreements. A copy of the press release is attached as Exhibit 99.1 hereto.

The information set forth in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01, including Exhibit 99.1 attached hereto, nor shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing to this Item 7.01.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause B. Riley’s or Rent-A-Center’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither B. Riley nor Rent-A-Center assume any duty to update forward looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger involving Rent-A-Center and Buddy’s Home Furnishings, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in B. Riley’s share price before closing; (iii) lower Rent-A-Center earnings and other expenses; (iv) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which B. Riley Financial and Rent-A-Center operate; (v) the ability to promptly and effectively integrate the businesses of Rent-A-Center and Buddy’s Home Furnishings; (vi) the reaction to the transaction of the companies’ customers, employees and counterparties; (vii) diversion of management time on merger-related issues; and (viii) other risks that are described in B. Riley’s and Rent-A-Center’s public filings with the SEC. Even if the conditions to the Merger Closing and the funding obligations under the various debt and equity funding commitments described herein are otherwise satisfied, there can be no assurance that B. Riley and third parties that have agreed to provide debt and equity funding, will satisfy their obligation to provide the required funding. If the Merger Closing does not occur under circumstances that give rise to an obligation of B. Riley to pay damages under the Limited Guarantee, which may include the failure of B. Riley or any third parties to provide such required funding or the failure of the parties to the Merger to obtain timely anti-trust regulatory approvals or clearances, such liability could be substantial. Moreover, even in circumstances where Vintage has agreed to indemnify B. Riley for any such liability under the Mutual Indemnity Agreement, B. Riley cannot assure that Vintage will be able to or will otherwise satisfy such obligation on a timely basis. For more information regarding the risks of B. Riley’s and Rent-A-Center’s respective businesses, see the risk factors described in each of B. Riley’s and Rent-A-Center’s on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	$800.0 Million Senior Secured Term Loan Facility Commitment Letter, dated as of June 17, 2018 by and among the Company, Guggenheim Corporate Funding, LLC and Vintage Rodeo Parent, LLC.
10.2	Equity Commitment Letter, dated as of June 17, 2018
10.3	Vintage Rodeo, L.P. Subscription Agreement and Questionnaire, dated as of June 17, 2018.
10.4	Side Letter re Subscription, dated as of June 17, 2018 by and between the Company and Vintage Rodeo, L.P.
10.5	Limited Guarantee, dated as of June 17, 2018 by and among the Company, Vintage RTO, L.P. and Rodeo.
10.6	Mutual Indemnity/Contribution Agreement, dated as of June 17, 2018 by and among the Company, Vintage RTO, L.P. and Samjor Family, LP.

99.1	Press Release, dated as of June 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2018	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Phillip J. Ahn
Chief Financial Officer and Chief Operating Officer